EXHIBIT 3.3

CERTIFICATE OF MERGER

FOR THE MERGER OF

NAVIENT CORPORATION

WITH AND INTO

RELAY MERGER SUB LLC

October 28, 2026

Pursuant to the General Corporation Law of the State of Delaware and

the Delaware Limited Liability Company Act

Relay Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), does hereby certify to the following facts relating to the merger (the “Merger”) of Navient Corporation, a Delaware corporation (the “Company”), with and into Merger Sub, with Merger Sub continuing as the surviving company of the Merger (the “Surviving Company”):

FIRST:	The Company and Merger Sub are the only Constituent Companies in the Merger. The Company is a corporation incorporated pursuant to the laws of the State of Delaware, and Merger Sub is a limited liability company formed pursuant to the laws of the State of Delaware.

SECOND:	An Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 28, 2026, by and among the Company, Merger Sub and Navient Holdings, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by the Company and by Merger Sub in accordance with Sections 251(g) and 264 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) and each of the conditions specified in Section 251(g) of the DGCL has been satisfied.

THIRD:	The name of the Surviving Company of the Merger shall be Navient LLC.

FOURTH:	The executed Merger Agreement is on file at an office and place of business of the Surviving Company at 13865 Sunrise Valley Drive, Herndon, Virginia 20171.

FIFTH:	A copy of the executed Merger Agreement will be furnished by the Surviving Company, on request and without cost, to any stockholder or member of any constituent company of the Merger.

SIXTH:	This Certificate of Merger and the Merger contemplated hereby shall become effective at 11:59 pm (Eastern Time) on October 28, 2026.

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IN WITNESS WHEREOF, Relay Merger Sub LLC has caused this Certificate of Merger to be executed as of the date first above written.

RELAY MERGER SUB LLC

By:	/s/ Edward Bramson
Name:	Edward Bramson
Title:	Authorized Person